EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

(Excludes inactive subsidiaries)

Entity Name	Jurisdiction of Formation

Acqui Polo CV	Netherlands
Acqui Polo Espana SL	Spain
Acqui Polo GP, LLC	Delaware
Acqui Polo SAS	France
Club Monaco (Hong Kong) Limited	Hong Kong
Club Monaco Corp.	Nova Scotia
Club Monaco S.A.M.	Principality of Monaco
Club Monaco U.S., LLC	Delaware
Fashion Development Corp.	Delaware
Fashions Outlet of America, Inc.	Delaware
Mountain Rose (USA), LLC	Delaware
Polo Apparel, LLC (f/k/a Polo Apparel of Texas, Ltd.)	Delaware
Polo Fin BV	Netherlands
Polo Hold BV	Netherlands
Polo International Assignments Service Corp.	Delaware
Polo Jeans Co. (Europe) Ltd.	United Kingdom
Polo Jeans Company, LLC (f/k/a Polo Jeans Company of Texas, Inc.)	Delaware
Polo JP Acqui B.V.	Netherlands
Polo Management Services, LLC (f/k/a Polo Management Services, Inc.)	Delaware
Polo Players, Ltd GP	Delaware
Polo Ralph Lauren Asia Holding Company Limited	Hong Kong
Polo Ralph Lauren Asia Pacific, Limited	Hong Kong
Polo Ralph Lauren Aviation, LLC	Delaware
Polo Ralph Lauren Commerce & Trading (Shanghai) Co., Ltd.	China
Polo Ralph Lauren Europe Sàrl	Switzerland
Polo Ralph Lauren Fashions Limited Liability Company (a/k/a PRL Greece)	Greece
Polo Ralph Lauren Garment Technology Consulting (Shenzen) Co., Ltd.	China
Polo Ralph Lauren Home Collection Showroom, LLC	Delaware
Polo Ralph Lauren (Hong Kong) Retail Company Limited	Hong Kong
Polo Ralph Lauren Kabushiki Kaisha	Japan
Polo Ralph Lauren Korea, Ltd.	Korea
Polo Ralph Lauren Milan S.r.l.	Italy
Polo Ralph Lauren (Macau) Limited	Macau
Polo Ralph Lauren (Malaysia) Sdn Bhd	Malaysia
Polo Ralph Lauren Milan S.r.l.	Italy
Polo Ralph Lauren (Singapore) Private Limited	Singapore
Polo Ralph Lauren Sourcing Americas, LLC	Delaware
Polo Ralph Lauren Sourcing Company, Ltd.	Hong Kong
Polo Ralph Lauren Sourcing Italy S.r.l.	Italy
Polo Ralph Lauren Sourcing PTE, Ltd.	Singapore
Polo Ralph Lauren Trading (Shanghai) Co., Ltd.	China
Polo Ralph Lauren UK Limited	United Kingdom
Polo Ralph Lauren Womenswear, LLC	Delaware
Polo Retail Europe Limited (f/k/a Acqui Polo UK)	United Kingdom
Polo Wings II, Inc.	Delaware
Poloco Scandinavia AB	Sweden

Entity Name	Jurisdiction of Formation

PRL Australia Pty Ltd.	Australia
PRL CMI, LLC	Delaware
PRL Fashions of Europe S.r.l.	Italy
PRL Fashions, Inc.	Delaware
PRL Financial Corporation	Delaware
PRL Greece EPE (a/k/a Polo Ralph Lauren Fashions Limited Liability Company)	Greece
PRL International, Inc.	Delaware
PRL Japan Kabushiki Kaisha	Japan
PRL Japan Partnership NK	Japan
PRL Netherlands Limited, LLC (f/k/a Acqui Polo Limited, LLC)	Delaware
PRL Portugal, Unipessoal LDA	Portugal
PRL Restaurant Concepts of Illinois, LLC	Delaware
PRL Sample Development Center Srl	Italy
PRL S.R.L.	Argentina
PRL Switzerland Resorts SARL (51% ownership)	Switzerland
PRL Textil Gmbh	Austria
PRL USA Holdings, Inc.	Delaware
PRL USA, Inc.	Delaware
Ralph Lauren Americas, S.A.	Panama
Ralph Lauren Belgium S.p.r.l. (f/k/a Poloco Belgium S.p.r.l.)	Belgium
Ralph Lauren Canada Corporation	Canada
Ralph Lauren Canada LP	Canada
Ralph Lauren Denmark ApS (f/k/a Polo Ralph Lauren Denmark ApS)	Denmark
Ralph Lauren Espana SL (f/k/a Poloco Espana SL)	Spain
Ralph Lauren Footwear Co., Inc.	Massachusetts
Ralph Lauren France S.A.S. (f/k/a Poloco S.A.S.)	France
Ralph Lauren Germany Gmbh (f/k/a Polo Moden Gmbh)	Germany
Ralph Lauren Home Collection, Inc.	Delaware
Ralph Lauren Ireland Limited	Ireland
Ralph Lauren Italy S.r.L.	Italy
Ralph Lauren London Ltd. (f/k/a Ralph Lauren Limited)	United Kingdom
Ralph Lauren Madrid SL (f/k/a Ralph Lauren Spain SL)	Spain
Ralph Lauren Media, LLC	Delaware
Ralph Lauren Netherlands BV (f/k/a Poloco Netherlands BV)	Netherlands
Ralph Lauren Paris S.A.S. (f/k/a PRL France S.A.S.)	France
Ralph Lauren Saint Barth S.A.S. (f/k/a Polo Ralph Lauren S.A.S. (St. Barthelemy)	France
Ralph Lauren Switzerland Sagl	Switzerland
Ralph Lauren UK Ltd. (f/k/a Polo UK Ltd.)	United Kingdom
Ralph Lauren Watch & Jewelry Company Sàrl (50% ownership)	Switzerland
RL Fragrances, LLC	Delaware
RL Hellas Resorts EPE (51% ownership)	Greece
RLPR, Inc.	Delaware
RL Retail France S.A.S. (f/k/a PFO Retail Management S.A.S.)	France
RLWW, LLC (f/k/a RLWW, Inc.)	Delaware
Sun Apparel, LLC (f/k/a Sun Apparel, Inc.)	Delaware
The Polo/Lauren Company L.P.	New York
The Ralph Lauren Womenswear Company, L.P.	Delaware
Western Polo Retailers, LLC	Delaware
WSH, LLC	Delaware